Exhibit 99.1

Press Release

Contact:	Raymond J. Pacini
	Chief Executive Officer	September 18, 2006
949-250-7781

CALC Removes 5% Maximum Ownership Restriction on its Common Stock

IRVINE, California — California Coastal Communities, Inc. (NASDAQ:CALC) announced today that the Board has suspended enforcement of the provisions of the Company’s charter documents that restrict stockholders from acquiring more than 5% of the outstanding shares of Common Stock.  The Board has determined that such restrictions are not currently required to preserve the tax benefits of the Company’s $122 million of net operating loss carryovers (“NOLs”).  While the Company remains subject to the Internal Revenue Code’s Section 382, which limits the availability of NOLs in the event of an ownership change, the Company would have five years from the date of any such ownership change to recognize its built-in gains and utilize its NOLs.  With the recent commencement of construction at Brightwater, the Company believes it would be able to fully utilize its NOLs within the next five years if an ownership change does occur; however, the Board may reinstitute the 5% ownership limitation if currently unanticipated events so require.  The Company estimates that after giving effect to various transactions by stockholders who hold a 5% or greater interest in the Company, it has experienced a three-year cumulative ownership shift of approximately 34% as of September 12, 2006.

“We recently experienced a significant decrease in our three-year cumulative ownership shift as a result of the passage of time since a couple of large block transactions which occurred a little over three years ago,” explained Raymond J. Pacini, the Company’s Chief Executive Officer.  “That fact, coupled with the progress of construction at our Brightwater project, allows us to remove the 5% restriction without limiting the availability of our NOLs.  We expect taxable income to be generated by Brightwater will fully utilize our NOLs.”  Pacini stated.

The Company is a residential land development and homebuilding company operating in Southern California. The Company’s principal subsidiaries are Signal Landmark and Hearthside Homes, Inc. Signal Landmark owns 110 acres on the Bolsa Chica mesa, where construction recently commenced for the development of 356 single-family homes in the Brightwater residential community.  Brightwater represents one of the last opportunities to develop a master planned community on the Southern California coast.  Hearthside Homes has delivered over 1,900 homes to families throughout Southern California over the last eleven years.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain of the foregoing information contains forward-looking statements that relate to future events or the Company’s future financial performance.  These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of such terms or other comparable terminology.  These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, goals, expectations and intentions,  the Company’s residential development plans, and other statements contained herein that are not historical facts.

Forward-looking statements are based on current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors – many of which are out of the Company’s control and difficult to forecast – that may cause actual results to differ materially from those that may be described or implied.  Other risks are discussed in the Company’s filings with the Securities and Exchange Commission.

The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

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